EXHIBIT 2
                                                                       ---------



THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN TAKEN FOR INVESTMENT AND HAVE NOT BEEN REGISTERED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS THEN AVAILABLE AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.


WARRANT NO. 1                                                      June 28, 2002

                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK,

                            PAR VALUE $.01 PER SHARE,

                                       OF

                           PSYCHIATRIC SOLUTIONS, INC.

         THIS IS TO CERTIFY THAT THE 1818 MEZZANINE FUND II, L.P., a Delaware limited partnership, or its permitted registered assigns (the "HOLDER"), is the owner of One Million Five Hundred Two Thousand One Hundred Forty (1,502,140) Warrants (the "WARRANTS"), each of which entitles the registered holder thereof to purchase from Psychiatric Solutions, Inc., a Delaware corporation (the "COMPANY"), one fully paid, duly authorized and nonassessable share of Common Stock (as defined in Section 13 hereof) of the Company, at any time or from time to time on or before 5:00 p.m., New York City time, on the tenth anniversary of the Issue Date (the "WARRANT EXPIRATION DATE"), at an exercise price of $.01 per share (the "EXERCISE PRICE"), all on the terms and subject to the conditions hereinafter set forth.

         The number of shares of Common Stock issuable upon exercise of each such Warrant (the "NUMBER ISSUABLE"), which is initially one (1) share, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

         Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in Section 13 hereof.

         Section 1. EXERCISE OF WARRANT. The Warrants evidenced hereby may be exercised, in whole or in part, by the Holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, upon delivery to

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                                                                               2


the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate, (b) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued and (c) payment of the Exercise Price for the shares of Common Stock issuable upon such exercise of such Warrants, which shall be payable by any one or any combination of (i) cash, (ii) certified or official bank check payable to the order of the Company, (iii) the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise (as defined below)) of Warrants (represented by one or more relevant Warrant Certificates), without the payment of the Exercise Price in cash, in return for the delivery to the surrendering holder of such number of shares of Common Stock equal to the number of shares of Common Stock for which such Warrant is requested to be exercised (if the Exercise Price were being paid in cash or certified or official bank check) reduced by that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price to be paid by (y) the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrants, or (iv) by the delivery of shares of Common Stock having a value (as defined by the next sentence) equal to the aggregate Exercise Price to be paid that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash. Any share of Common Stock delivered as payment of the Exercise Price in connection with an In-Kind Exercise (as defined below) shall be deemed to have a value equal to the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrants. An exercise of the Warrants in accordance with clause (iii) above is herein referred to as a "CASHLESS EXERCISE" and an exercise of the Warrants in accordance with clause (iv) is herein referred to as an "IN KIND EXERCISE." The documentation and consideration, if any, delivered in accordance with subsections (a), (b) and (c) above are collectively referred to herein as the "WARRANT EXERCISE DOCUMENTATION."

         As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation, (b) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (c) if less than the full number of Warrants evidenced hereby are being exercised or used in a Cashless Exercise, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised or used in a Cashless Exercise. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not

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                                                                               3


for any period in excess of five days); but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant Certificate was surrendered and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

         The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

         In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

         All certificates representing the shares of Common Stock issued upon exercise of the Warrants shall bear legends substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND HAVE NOT BEEN REGISTERED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER
(A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS THEN AVAILABLE AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

         Section 2.     ADJUSTMENTS.

         (a) ADJUSTMENT OF NUMBER ISSUABLE. The Number Issuable shall be subject to adjustment from time to time as follows:

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                                                                               4


                  (i) In case the Company shall at any time or from time to time after the Issue Date:

                           (A) issue shares of the Capital Stock of the Company as a dividend or other distribution on the outstanding shares of Common Stock;

                           (B) subdivide the outstanding shares of Common Stock into a larger number of shares;

                           (C) combine the outstanding shares of Common Stock into a smaller number of shares; or

                           (D) issue any shares of its Capital Stock in a reclassification of the Common Stock;

then, and in each such case, the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Warrants evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrants been exercised immediately prior to the happening of such event. An adjustment made pursuant to this clause (i) shall be effective (x) in the case of any such dividend or distribution, on the date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, at the close of business on the date upon which such corporate action becomes effective.

                  (ii) If after the Issue Date, the Company shall at any time or from time to time issue or sell (x) shares of Common Stock or (y) securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (excluding any additional warrants issued in connection with any Additional Closing (as defined in the Securities Purchase Agreement) pursuant to the terms of the Securities Purchase Agreement), at a price per share that is less than the Current Market Price per share of Common Stock then in effect as of the record date or issue date, as the case may be, referred to in the following sentence (the "RELEVANT DATE") (treating the price per share of Common Stock, in the case of the issuance of any security convertible into, or exchangeable or exercisable for, shares of Common Stock as equal to (x) the sum of the price for such security convertible into, or, exchangeable or exercisable for, shares of Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into shares of Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), in each case, other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 2, then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the

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                                                                               5


Number Issuable in effect on the day immediately prior to the Relevant Date by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date, plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised), and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date, plus the number of shares of Common Stock which the aggregate consideration (plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised) would purchase at the Current Market Price per share of Common Stock on the Relevant Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business
(x) in the case of an issuance to the stockholders of the Company, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (y) in all other cases, on the date (the "ISSUE DATE") of such issuance. Solely for purposes of this clause (ii), (I) Common Stock shall include the Common Stock, par value $.01 per share, of the Company and each other class of Capital Stock of the Company that does not have a preference over any other class of Capital Stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of Capital Stock of the Company into which such stock is reclassified or reconstituted and (II) if the provisions of any securities convertible into or exchangeable for shares of Common Stock or options, warrants or other rights to acquire shares of Common Stock are amended after the date of issuance so as to (directly or indirectly) reduce the applicable conversion price, exchange price or exercise price such amendment shall be deemed to be a new issuance of such securities as of the date of such amendment.

                  (iii) In case the Company shall at any time or from time to time after the Issue Date distribute to any holder of shares of its Common Stock in respect of such shares (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or other distributions of shares of Common Stock or other Capital Stock for which adjustment is made under Section 2(a)(i) or dividends or other distributions received by or set aside for the benefit of the holders of Common Stock pursuant to Section 2(c) below) or rights or warrants to subscribe for or purchase securities of the Company (excluding those in respect of which adjustments in the Number Issuable is made pursuant to Section 2(a)(i) or Section 2(a)(ii)), then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price

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                                                                               6


per share of Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price per share of Common Stock less the then Fair Market Value (as determined in good faith by the Board of Directors of the Company, a certified resolution with respect to which shall be mailed to the holder of the Warrants evidenced hereby) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator shall in no event be zero). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) In case the Company at any time or from time to time shall take any action which could have a dilutive effect on the number of shares of Common Stock that may be issued upon exercise of the Warrants, other than an action described in any of Section 2(a)(i) through 2(a)(iii), inclusive, or
Section 2(b) or 2(c), then, the Number Issuable shall be adjusted in such manner and at such time as the Board of Directors of the Company reasonably determines to be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holder of the Warrants evidenced hereby).

                  (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants pursuant hereto.

                  (vi) The Company promptly shall deliver to each registered holder of Warrants at least five Business Days prior to effecting any transaction which would result in an increase or decrease in the Number Issuable pursuant to this Section 2 a notice thereof, together with a certificate, signed by the President or the Chief Executive Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

                  (vii) Notwithstanding anything contrary contained in this
Section 2(a), the Company shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 2(a), as the Board of Directors of the Company in their discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, or distribution of securities convertible into or exchangeable for Common Stock, hereafter made by the Company to its shareholders shall not be taxable; PROVIDED, HOWEVER, that any such adjustment shall be made, as

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                                                                               7


nearly as practicable, in a manner which treats all holders of Warrants with similar protections on an equal basis.

         (b) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (including without limitation, the PMR Merger), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "TRANSACTION"), the Company, or such successor or purchasing Person (including, in the case of the PMR Merger, PMR), as the case may be, shall execute and deliver to each holder of the Warrants evidenced hereby, simultaneously with effecting any of the foregoing Transactions, a certificate that such holder of Warrants then outstanding shall have the right thereafter to exercise such Warrants into the kind and amount of shares of stock or other securities (of the Company or another issuer and, in the case of the PMR Merger, of PMR) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrants could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms substantially identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to holders of the Warrants upon exercise thereof as provided above. Simultaneously with the consummation of the PMR Merger, the Company shall cause PMR to deliver the certificate referred to in the immediately preceding sentence to each holder of the Warrants evidenced hereby. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

         (c) PMR MERGER. In the event that after the Issue Date the PMR Merger shall occur, the Number Issuable in effect immediately prior to the PMR Merger shall be adjusted so that the holder of any Warrants evidenced hereby thereafter exercised shall be entitled to receive a number of shares, par value $0.01 per share, of common stock of PMR (the "PMR COMMON STOCK") (subject to further adjustment pursuant to the terms of this Warrant Certificate) equal to
(x) such holder's Proportionate Percentage (as defined below) multiplied by (y) the number of shares of PMR Common Stock, representing 8.0% of the outstanding shares of PMR Common Stock on a fully diluted basis after giving effect to the transactions contemplated by the Transaction Documents (as defined in the Securities Purchase Agreement), including, without limitation, the PMR Merger, and assuming, without duplication, for purposes of this calculation, (i) the

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exercise, immediately prior to the consummation of the PMR Merger, of all options under the Company's 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel, (ii) the grant and exercise, immediately prior to the consummation of the PMR Merger, of the options to be granted to existing senior management of the Company to purchase up to 550,000 shares of Common Stock,
(iii) the exercise of all options granted under PMR's 1997 Equity Incentive Plan and PMR's Outside Directors' Non-Qualified Stock Option Plan of 1992 as of the consummation of the PMR Merger (but excluding 979,788 options (such number being determined without giving effect to the reverse stock split contemplated to be undertaken by PMR prior to the PMR Merger), all of which have an exercise price per share of PMR Common Stock in excess of $4.00 (such number being determined without giving effect to the reverse stock split contemplated to be undertaken by PMR prior to the PMR Merger) and (iv) the conversion, exercise or exchange of all outstanding securities and securities that have been approved for issuance into shares of PMR Common Stock as of the consummation of the PMR Merger, including, without limitation, all warrants that may be issued under the Securities Purchase Agreement. The "PROPORTIONATE PERCENTAGE" means, with respect to the holder of any Warrants evidenced hereby, a fraction, the numerator of which equals the number of shares of Common Stock issuable upon exercise of such Warrants immediately prior to the PMR Merger and the denominator of which equals the number of shares of Common Stock issuable upon exercise immediately prior to the PMR Merger of all warrants issuable under the Securities Purchase Agreement (assuming that all such warrants are issued immediately prior to the PMR Merger).

         (d) SPECIAL DISTRIBUTIONS. In the event that after the Issue Date the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in Capital Stock (which shall include, without limitation, any options, warrants or other rights to acquire Capital Stock) of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement) in other property or assets, to holders of Common Stock (a "SPECIAL DISTRIBUTION"), then the Board of Directors shall, if the holder so elects by sending a Special Notice to the Company, set aside the amount of such dividend or distribution that any holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution. Upon the exercise of Warrants evidenced hereby, such electing holder or such holder's subsequent permitted transferee shall be entitled to receive, such dividend or distribution that such holder would have received had such Warrants been exercised immediately prior to the record date for such dividend or distribution. Prior to any Special Distribution described in this Section 2(c), the Company shall as provided in Section 4 hereof notify each holder (not less than ten Business Days prior to the occurrence of such Special Distribution) of its intent to make such Special Distribution and such holder, if it elects to have such distribution set aside the amount thereof rather than have an adjustment to the Number Issuable as provided in Section 2(a)(i) or (iii), shall notify the Company by sending to the Company a Special Notice not less than three (3) Business Days prior to the date of any such Special Distribution.

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                                                                               9


         Section 3. REDEMPTION. The Warrants and the shares of Common Stock for which the Warrants are exercisable are subject to the Holder's put right set forth in Article XIII of the Securities Purchase Agreement.

         Section 4. NOTICE OF CERTAIN EVENTS. In case at any time or from time to time after the Issue Date the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i), (ii) or (iii) or would result in a Special Distribution pursuant to
Section 2(c) hereof, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each holder of the Warrants evidenced hereby at such holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the issue date (as defined in Section 2(a)(ii) hereof) or (c) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; PROVIDED that in the case of any event to which Section 2(b) applies, the Company shall give at least ten Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

         Section 5.     CERTAIN COVENANTS.

         (a) The Company covenants and agrees that all shares of Capital Stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable, will be free and clear of any Liens (as defined in the Securities Purchase Agreement) and will not be subject to any preemptive or similar rights that have not been waived.

         (b) The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

         (c) In the event of a contemplated sale of all or substantially all of the assets or of the Capital Stock of the Company (by way of sale, merger or otherwise, specifically excluding the PMR Merger), the Company, if requested in writing by holders of outstanding Warrants representing a majority of the shares of Common Stock issuable upon the exercise of all outstanding Warrants, shall use its reasonable efforts to cause such transaction to be structured in a manner that requires the purchaser(s) to purchase the outstanding Warrants from such holders at a price equal to the consideration such holders would have received had they had exercised their Warrants immediately prior to the consummation of such sale transaction less the exercise price of such Warrants.

         Section 6. REGISTERED HOLDER. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

         Section 7. TRANSFER OF WARRANTS. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

         Section 8. DENOMINATIONS. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered holder hereof a new Warrant Certificate or Certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

         Section 9. AMENDMENTS. Any amendment, supplement or modification of or to any provision of the Warrant Certificates, any waiver of any provision of the Warrant Certificates, and any consent to any departure by the Company from the terms of any provision of the Warrant Certificates, shall be effective (i) only if it is made or given in writing and signed by the Company and holders of at least a majority of the shares of Common Stock issuable upon the exercise of all of the Warrants issued pursuant to the Securities Purchase Agreement, and
(ii) only in the specific instance and for the specific purpose for which made or given. Any such amendment, supplement or modification made in accordance with the previous sentence of this Section 9, shall be deemed effective for all Warrants issued pursuant to the Securities Purchase Agreement. However, without the consent of each holder of a Warrant Certificate affected, an


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                                                                              11


amendment may not: (1) reduce the number of shares of Common Stock issuable pursuant to such Warrant Certificate; or (2) make any change to this Section 9.

         Section 10. REPLACEMENT OF WARRANTS. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

         Section 11. GOVERNING LAW. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section 12. RIGHTS INURE TO REGISTERED HOLDER. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered holder. Nothing in this Warrant Certificate shall be construed to give the registered holder hereof any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

         Section 13. DEFINITIONS. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other legal holiday on which commercial banks in the City of New York are authorized or required by law or executive order to close.

         "CAPITAL STOCK" of any Person means any and all shares, interests, participation or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock and any rights, warrants or options to purchase such Person's capital stock.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Company.

         "CURRENT MARKET PRICE" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 30 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

         "EXERCISE PRICE" shall have the meaning given it in the first paragraph hereof.

         "FAIR MARKET VALUE" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction assuming (i) that the Company's Common Stock is valued "as if fully distributed" and (ii) no consideration is given for minority interest discounts, or discounts related to illiquidity or restrictions on transferability.

         "ISSUE DATE" shall mean the Initial Closing Date (as defined in the Securities Purchase Agreement).

         "MARKET PRICE" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in THE WALL STREET JOURNAL or, if no such closing price on such date is published in THE WALL STREET JOURNAL, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Company. If neither (a), (b) or (c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Company which shall be deemed to be Fair Market Value unless holders of at least 15% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event Fair Market Value shall be as determined by such investment banking firm.

         "NASDAQ" shall mean the National Market System of the Nasdaq Stock Market.

         "NUMBER ISSUABLE" shall have the meaning given it in the second paragraph hereof.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or an agency or political subdivision thereof.

         "PMR" shall mean PMR Corporation, a Delaware corporation, and its successors.

         "PMR MERGER" shall mean the merger of Psychiatric Solutions, Inc. with PMR Acquisition Corporation, a subsidiary of PMR, with Psychiatric Solutions, Inc. being the surviving corporation, pursuant to the Agreement and Plan of Merger, dated as of May 6, 2002, as amended, by and between PMR, PMR Acquisition Corporation and the Company.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SECURITIES PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement, dated as of the Issue Date, between the Company and The 1818 Mezzanine Fund II, L.P., as the same may be amended or modified from time to time in accordance with its terms.

         "SPECIAL NOTICE" shall mean the notice sent by a holder to the Company indicating its preference to have any special distribution set aside for its benefit upon exercise of the Warrant.

         "WARRANT EXERCISE DOCUMENTATION" shall have the meaning given it in
Section 1 hereof.

         Section 14. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the holder of a Warrant, at such holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Securities Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after delivered to a courier if delivered by commercial overnight courier service; and five Business Days after being deposited in the mail, postage prepaid, if mailed.


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
                                                                              14


         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.

                                   PSYCHIATRIC SOLUTIONS, INC.


                                   By: /s/ Steven T. Davidson
                                      ------------------------------------------
                                      Name:  Steven T. Davidson
                                      Title: Chief Development Officer

                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]

         The undersigned hereby assigns and transfers this Warrant Certificate to ____________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is__________________________________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                   Signature:


                                   ---------------------------------------------


                                   Signature Guarantee:


                                   ---------------------------------------------


Date:
      --------------------------